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                                                                      Exhibit 99

FOR IMMEDIATE RELEASE

Friday, January 7, 2000

Contact:  David G. Ratz, Vice President
          (740) 286-3283


OAK HILL FINANCIAL ANNOUNCES FOURTH QUARTER RESULTS

JACKSON, OHIO -- Oak Hill Financial, Inc. (Nasdaq NMS: OAKF) today reported net earnings from operations for the three months ended December 31, 1999 of $1,838,000, or $.34 per diluted share, as compared to $1,821,000, or $.34 per diluted share, in net earnings recorded for the fourth quarter of 1998. All historical financial information has been restated to reflect Oak Hill Financial's October 1, 1999 merger with Towne Financial Corp, which was accounted for as a pooling of interests.

For the year ended December 31, 1999, Oak Hill Financial recorded net earnings from operations of $7,329,000, or $1.36 per diluted share, a 4.1% increase over the $7,040,000, or $1.30 per diluted share, in net earnings for 1998.

These results exclude restructuring and merger-related charges pursuant to the Towne Financial merger. After-tax charges taken during 1999 due to the merger were $3,247,000, or $0.60 per share. Of this amount, $2,466,000, or $0.46 per share, were restructuring charges necessary to bring Towne Financial's investment portfolio and loan loss reserve in conformance with Oak Hill Financial's asset/liability management and credit policies.

Oak Hill Financial's total assets were $598.9 million at December 31, 1999, an increase of 8.3% over the $553.1 million in assets recorded at December 31, 1998. The company's net loans were $508.0 million at quarter-end, an increase of 23.5% over the fourth quarter of 1998.

Reviewing the quarter, President and CEO John D. Kidd stated that the integration of Towne Financial into Oak Hill's operations is proceeding on schedule. "The major event for us this quarter was the Towne merger." he stated. "Towne brought us $118 million in assets, a good customer base, and four offices in fast-growing markets, but it was a traditional savings and loan association without many of the higher-yielding products that a commercial bank offers."

"Our challenge now is to bring Towne up to the level of performance that we've enjoyed from our existing operations," Kidd said. "To achieve that, we've converted Towne to a commercial bank, expanded their product line, and put in an experienced and aggressive commercial banker from the Oak Hill system as Towne's CEO."

For the three months ended December 31, 1999, Oak Hill Financial's net interest income was up 9.8% and non-interest income was up 12.8% as compared to the prior year. Conversely, the company's rapid loan growth resulted in a 71.3% increase in loan loss provision as compared to the prior year's quarter.

"With our loan growth, interest income has continued to increase faster than interest expense," Kidd stated, "although we did see some upward pressure on funding costs during the quarter, which we attribute in part to higher competitive demand for funds to meet potential Y2K cash needs." He stated that Oak Hill Financial did not experience a significant outflow of customer funds due to Year 2000 concerns, nor did the company have any technical problems with the date change.

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Oak Hill Financial is a community bank holding company headquartered in Jackson,
Ohio. The company's subsidiaries operate 21 full-service banking offices, four bank loan production offices, and four consumer finance offices in 16 counties across southern and central Ohio.

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
                                            OAK HILL FINANCIAL, INC.
                                          JANUARY 7, 2000 PRESS RELEASE
                                 SELECTED CONSOLIDATED FINANCIAL INFORMATION(1)
                                     (in thousands, except per share data),

                                                                                                AT OR FOR
                                                                  FOR THE THREE MONTHS      THE TWELVE MONTHS
                                                                   ENDED DECEMBER 31,       ENDED DECEMBER 31,
                                                                   1999          1998       1999          1998
                                                                       (unaudited)              (unaudited)
SUMMARY OF FINANCIAL CONDITION

Total assets                                                                               $598,921     $553,146
Interest bearing deposits
    and federal funds sold                                                                    4,144       12,265
Investment securities                                                                        53,338      100,027
Loans receivable -- net                                                                     507,969      411,246
Deposits                                                                                    488,880      465,674
Federal Home Loan Bank
    advances and other borrowings                                                            60,853       37,413
Stockholders' equity                                                                         47,724       46,574


SUMMARY OF OPERATIONS EXCLUDING MERGER-RELATED EXPENSES(2)

Interest income                                                    11,835       10,909       45,250       41,599
Interest expense                                                    6,058        5,646       22,419       21,339
                                                                  -------      -------     --------     --------
    Net interest income                                             5,777        5,263       22,831       20,260

Provision for loan losses                                             560          327        1,748        1,266
                                                                  -------      -------     --------     --------

    Net interest income after
    provision for loan losses                                       5,217        4,936       21,083       18,994

Gain on sale of loans                                                  10          401          477        1,357
Other non-interest income                                             555          492        2,116        1,892
Non-interest expense                                                3,019        3,135       12,671       11,788
                                                                  -------      -------     --------     --------

    Earnings before federal income taxes                            2,763        2,694       11,005       10,455

Federal income taxes                                                  925          873        3,676        3,415
                                                                  -------      -------     --------     --------

Net earnings                                                      $ 1,838      $ 1,821     $  7,329     $  7,040
                                                                  =======      =======     ========     ========


                               OAK HILL FINANCIAL, INC.
                            JANUARY 7, 2000 PRESS RELEASE
                    SELECTED CONSOLIDATED FINANCIAL INFORMATION(1)
                        (in thousands, except per share data),

                                                                    AT OR FOR
                                      FOR THE THREE MONTHS       THE TWELVE MONTHS
                                       ENDED DECEMBER 31,        ENDED DECEMBER 31,
                                       1999         1998         1999        1998
                                          (unaudited)               (unaudited)
PER  SHARE  INFORMATION

Basic earnings per share (3)          $ 0.20       $ 0.35       $  0.77      $  1.34
                                      ======       ======       =======      =======
Diluted earnings per share (4)        $ 0.20       $ 0.34       $  0.76      $  1.30
                                      ======       ======       =======      =======
Dividends per share (3)               $ 0.10       $ 0.08       $  0.34      $  0.26
                                      ======       ======       =======      =======
Book value per share                                            $  8.97      $  8.90
                                                                =======      =======


SELECTED PERFORMANCE RATIOS EXCLUDING MERGER-RELATED EXPENSES(2)
Basic earnings per share(3)           $ 0.35       $ 0.35       $  1.39      $  1.34
                                      ======       ======       =======      =======
Diluted earnings per share(4)         $ 0.34       $ 0.34       $  1.36      $  1.30
                                      ======       ======       =======      =======
Return on average assets                1.23%        1.32%         1.25%        1.37%
Return on average equity               15.30%       15.56%        15.23%       15.86%
Non-interest expense to average
  assets                                2.02%        2.27%         2.15%        2.30%
Dividend payout ratio                  29.32%       22.96%        24.45%       19.67%


OTHER  STATISTICAL  AND  OPERATING  DATA (5)
Net interest margin                    4.02%         3.94%         4.16%        4.10%
Total allowance for loan losses
    to nonperforming loans                                       192.40%      191.92%
Total allowance for loan losses
    to total loans                                                 1.19%        1.10%
Nonperforming loans to total loans                                 0.62%        0.57%
Nonperforming assets to total assets                               0.56%        0.43%
Net charge-offs to average loans       0.08%         0.08%         0.19%        0.18%
Equity to assets at period end                                     7.97%        8.42%


(1) Restated as appropriate to reflect the merger with Towne Financial Corporation on October 1, 1999, which was accounted for as a pooling-of-interests.

(2) Does not include $1.1 million and $4.8 million, pre-tax, merger-related and restructuring charges for the three and twelve months ended December 31, 1999, and 1998, respectively.

(3)  Based on 5,297,535, 5,290,140, 5,248,951, and 5,258,180 weighted-average shares outstanding for the three and twelve month periods ended December 31, 1999, and December 31, 1998, respectively.

(4)  Based on 5,386,798, 5,403,087, 5,389,239, and 5,404,684 weighted-average shares outstanding for the three and twelve month periods ended December 31, 1999, and December 31, 1998, respectively.

(5)  Annualized where appropriate.